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                                                                    EXHIBIT 23.2




             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM




UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation in the Registration Statement on Form SB-2, No. 333-44130, and Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, No. 333-44130, for Atlas America Public #9 Ltd., and to the use by incorporation by reference of the Geologic Evaluation in the Registration Statement on Form 8-A and any supplements thereto, including pre-effective and post-effective amendments, for Atlas America Public #9 Ltd., and to all references to UEDC as having prepared such report and as an expert concerning such report.




UEDC, Inc.




/s/ Robin Anthony
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Robin Anthony         April 24, 2002
Geologist             Pittsburgh, Pennsylvania